REPORT OF INDEPENDENT AUDITORS
                             To the Shareholders of
                 HERTZ COMPUTER INFORMATION SYSTEMS (1985) LTD.

We have audited the balance sheet of Hertz Computer Information Systems (1985) Ltd. ("the Company") as at August 31, 1996 and the related statement of income, statement of changes in shareholders' equity and statement of cash flows for the year ended August 31, 1996.

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors' Regulation (mode of performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements, either originating within the financial statements themselves, or due to any misleading statement included therein. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Information regarding the effect of changes in the general purchasing power of the Israeli currency on the profit and loss in accordance with the opinions of the Institute of Certified Public Accountants in Israel, is not included in the above mentioned statements.

The accounts of the Company are maintained in Israeli Shekels. The financial statements in the U.S. Dollar have been translated to Israeli Shekels solely for the convenience of the readers.


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In our opinion, the aforementioned financial statements, except for the above mentioned, present fairly, in all material respects, the financial position of the Company as of August 31, 1996 and the results of their operations, changes in shareholders' equity and cash flows for the year ended August 31, 1996, in conformity with generally accepted accounting principles in Israel and in the United States (as applicable to these financial statements, such accounting principles are practically identical).

In addition, we point out that we have received all the information and explanations required, and that our opinion on the above statements is given according to the best of our knowledge and explanations that we received and shown in the books of the Company.


                                                   Shlomo Ziv & Co.


                                          Certified Public Accountants (Isr.)
                                          (A member of Summit International)


Tel-Aviv, Israel
November 11, 1996
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